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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of RSA Security Inc. on Form S-3 of our report dated January 16, 2001 (March 23, 2001 as to Note 2), appearing in the Annual Report on Form 10-K of RSA Security Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                          /s/ Deloitte & Touche LLP




Boston, Massachusetts
November 15, 2001